Calculation of Filing Fee Tables
S-3
UNITED PARCEL SERVICE INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	4.850% Senior Notes due 2031	457(o)	1,000,000,000		$ 999,690,000.00	0.0001381	$ 138,057.19
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:				$ 999,690,000.00		$ 138,057.19
		Total Fees Previously Paid:						$ 0.00
		Total Fee Offsets:						$ 138,057.19
		Net Fee Due:						$ 0.00
Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	UNITED PARCEL SERVICE INC	S-3	333-267664	02/14/2025		$ 138,057.19	Unallocated (Universal) Shelf			$ 10,000,000,000.00
Fee Offset Sources		UNITED PARCEL SERVICE INC	S-3	333-284952		02/14/2025						$ 138,057.19
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), offerings under the Prior Registration Statement (as defined below) were terminated upon declaration of effectiveness of the subsequent registration statement and, pursuant to Rule 457(p) under the Securities Act, the Unused Filing Fees (as defined below) will be applied to the fees payable pursuant to the Current Registration Statement (as defined below) and its related prospectus supplements on a pay-as-you-go basis. Prior to the offering to which the prospectus supplement relates, securities having an aggregate initial offering price of $4,157,163,000 have been issued under the Current Registration Statement.

Offset Note
[2]	The prospectus supplement to which this Exhibit is attached is a final prospectus and relates to the non-automatic shelf registration statement on Form S-3 (File No. 333-285036), as amended (the "Current Registration Statement"), filed by the Registrant for the sale of up to $10,000,000,000 of the Registrant's securities, which became effective on April 9, 2025 (the "Registration Statement"). The Registrant carried over $10,000,000,000 of unsold securities (and the associated $1,531,000 previously paid filing fee (the "Unused Filing Fees")) that previously were registered by the Registrant on Form S-3 (File No. 333-267664), as amended (the "Prior Registration Statement") in connection with the filing of Post-Effective Amendment No.1 to the Prior Registration Statement. Pursuant to the Prior Registration Statement, the Registrant paid a registration fee of $1,531,000.00.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $999,690,000.00. The prospectus is a final prospectus for the related offering.